CSFB 03-21

GROUP 1

Pay rules

1.

Pay NAS priority amount to 1A4 and 1A16 prorata.

2.

According to the aggregate PAC schedule pay as follows:

i.

To the 1A1 until retired.

ii.

To the 1A21 until retired.

iii.

To the 1A3 until retired.

3.

Concurrently as follows:

i.

37.6590534620029% to the 1A14 and 1A15 prorata.

ii.

62.3409465379971% as follows:

i.

To the 1A8, 1A5, 1A13, 1A17, 1A18, 1A11, 1A12 prorata until retired.

ii.

To the 1A6 and 1A9 prorata until retired.

iii.

To the 1A7, 1A10, 1A19, 1A20 prorata until retired.

4.

Disregarding the aggregate PAC schedule pay as follows:

i.

To the 1A1 until retired.

ii.

To the 1A21 until retired.

iii.

To the 1A3 until retired.

5.

Pay 1A4 and 1A16 prorata until retired.

IO:

A2 – (75/525 x 1A1 Balance)

Floaters:

1A13:

1ML + 100, 7.5 Cap – Coupon fixed at initial for 24 months

1A11:

1ML + 150, 7.0 Cap

1A19:

1ML + 150, 7.0 Cap

Inverse Floaters:

1A17:

16.085106 – 1ML x 2.680851, 0% Floor– Coupon fixed at initial for 24 months

1A18:

117 – 1ML x 18, 9% Cap, First Strike 6%– Coupon fixed at initial for 24 months

1A12:

16.50 – 1ML x 3, 0% Floor

1A20:

16.50 – 1ML x 3, 0% Floor